SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2002

UNION PLAZA HOTEL AND CASINO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-8133	88-0110085

(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street, Las Vegas, Nevada	89101

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 386-2110

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 2.1
EXHIBIT 99.1

Item 5. Other Events.

         On December 6, 2002, Union Plaza Hotel and Casino, Inc., a Nevada corporation (the “Registrant”); its wholly-owned subsidiary, Union Plaza Operating Company, a Nevada corporation (the “Plaza Subsidiary”); Exber, Inc., a Nevada corporation (“Exber”); Gaughan South Corp., a Nevada corporation (“Gaughan South”); and Barrick Corporation, a Nevada corporation (“Barrick”) entered into an Agreement of Purchase and Sale (the “Purchase Agreement”). The Purchase Agreement contemplates that the Registrant, the Plaza Subsidiary, Exber and Gaughan South will sell to Barrick the assets, with certain exceptions, associated with the Las Vegas Club Hotel & Casino, Plaza Hotel & Casino, Gold Spike Hotel & Casino, and Western Hotel & Casino, including the Ambassador Hotel. The aggregate cash purchase price to be paid by Barrick is $82 million, of which $55.5 million is allocated under the Purchase Agreement to the Plaza Hotel & Casino and the associated personal property. The Purchase Agreement provides that, with certain exceptions, Barrick will hire the employees of the sellers on terms and conditions comparable to those of the respective sellers as of December 6, 2002, or on the terms and conditions of applicable collective bargaining agreements.

         Exber operates the Western Hotel & Casino, Ambassador Hotel, and Las Vegas Club Hotel & Casino and is the record owner of approximately 51.0% of the Registrant’s outstanding capital stock. Gaughan South operates the Gold Spike Hotel & Casino. Mr. John D. Gaughan is a director, Chairman of the Board, Chief Executive and Operating Officer, President, and the beneficial owner (as the trustee and sole beneficiary of the Gaughan 1993 Marital Trust and the controlling stockholder of Exber) of approximately 65.1% of the Registrant’s outstanding capital stock. Mr. Gaughan is a director, President and beneficial owner (as the trustee and sole beneficiary of the Gaughan 1993 Survivors Trust and the Gaughan 1993 Marital Trust) of approximately 71.6% of the outstanding capital stock of Exber. Mr. Gaughan is a director, President and record owner of 100% of the outstanding capital stock of Gaughan South.

         Consummation of the sale is subject to a number of significant conditions, including, without limitation:

•	Receipt of the approval by the Registrant’s stockholders of the sale of substantially all of the property and assets of the Plaza Subsidiary pursuant to the Purchase Agreement;

•	Receipt of all necessary approvals by the Nevada gaming authorities, gaming licenses and liquor licenses; and

•	The expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         There can be no assurance that the conditions to the sale will be satisfied or that the sale will be consummated. However, Exber and the Gaughan 1993 Marital Trust have entered into an agreement pursuant to which each has agreed to vote for the approval of the sale of assets pursuant to the Purchase Agreement. The Registrant currently intends to consider the adoption of a plan of liquidation to follow the closing of the sale of assets pursuant to the Purchase Agreement.

         The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein in its entirety by reference, and the press release dated December 9, 2002 issued by the Registrant, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

Item 7. Exhibits.

2.1	Agreement of Purchase and Sale dated as of December 6, 2002 by and between Exber, Inc., Union Plaza Hotel and Casino, Inc., Union Plaza Operating Company, and Gaughan South Corp., on the one hand, and Barrick Corporation, on the other hand.
99.1	Press Release dated December 9, 2002 issued by Union Plaza Hotel and Casino, Inc.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Plaza Hotel and Casino, Inc.

Date: December 9, 2002	By:	/s/ John D. Gaughan

Name: John D. Gaughan Title: Chairman of the Board and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement of Purchase and Sale dated as of December 6, 2002 by and between Exber, Inc., Union Plaza Hotel and Casino, Inc., Union Plaza Operating Company, and Gaughan South Corp., on the one hand, and Barrick Corporation, on the other hand.
99.1	Press Release dated December 9, 2002 issued by Union Plaza Hotel and Casino, Inc.